Exhibit 99.1

Contact:

Brian E. Powers, President and Chief Executive Officer

CRAWFORD UNITED CORPORATION

10514 Dupont Avenue, Suite 200

Cleveland, Ohio 44108

216-243-2449

November 2, 2023
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces Third Quarter 2023 Results

●	Earnings per share of $0.80 for the quarter and $2.86 year-to-date
●	Sales of $110.1 million year-to-date, an increase of 15.7%
●	Net income of $10.1 million year-to-date, an increase of 188.0%
●	EBITDA As Defined[1] of $20.5 million year-to-date, an increase of 84.4%

CLEVELAND, OHIO, November 2, 2023 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarterly and year-to-date periods ended September 30, 2023.

For the quarter ended September 30, 2023, sales were $33.6 million compared with $32.2 million in the same period in 2022, an increase of 4.5%. In the quarter, the Company recorded operating income of $4.3 million compared with operating income of $2.0 million in the same period of the prior year, an increase of 114.9%. Net income was $2.8 million, or $0.80 per fully diluted share, compared to $1.3 million, or $0.36 per fully diluted share, in the third quarter of 2022, an increase of 124.4%. EBITDA As Defined was $6.1 million in the quarter compared to $3.4 million in the same period of the prior year, an increase of 80.1%.

For the nine-months ended September 30, 2023, sales were $110.1 million compared with $95.1 million in the same period of 2022, an increase of 15.7%. For the year-to-date period, the Company recorded operating income of $14.6 million compared with operating income of $5.8 million in the same period of the prior year, an increase of 152.4%.  Net income was $10.1 million, or $2.86 per fully diluted share, compared to $3.5 million, or $1.01 per fully diluted share, in the same period of 2022, an increase of 188.0%. EBITDA As Defined was $20.5 million in the nine-months ended September 30, 2023, compared to $11.1 million in the same period of the prior year, an increase of 84.4%.

Brian Powers, President and CEO, stated “We are pleased with the ongoing success of our business model and remain confident in our ability to achieve long-term strategic priorities. Net income in the trailing twelve months is a record $13.1 million and our total debt was reduced to $13.5 million. Crawford United is well positioned to pursue opportunities for increased revenue and profitability, always with an eye towards additional acquisitions.”

About Crawford United Corporation.

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) shortages in supply or increased costs of necessary products, components or raw materials from the Company’s suppliers; (b) availability shortages or increased costs of freight and labor for the Company and/or its suppliers; (c) actions that governments, businesses and individuals take in response to public health crises, such as the COVID-19 pandemic, including mandatory business closures and restrictions on onsite commercial interactions; (d) conditions in the global and regional economies and economic activity, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies; (e) adverse effects from evolving geopolitical conditions, such as the military conflict in Ukraine and Israel; (f) the Company's ability to effectively integrate acquisitions, and manage the larger operations of the combined businesses, (g) the Company's dependence upon a limited number of customers and the aerospace industry, (h) the highly competitive industries in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, (i) the Company's ability to capitalize on market opportunities in certain sectors, (j) the Company's ability to obtain cost effective financing and (k) the Company's ability to satisfy obligations under its financing arrangements, and the other risks described in “Item 1A. Risk Factors” in our Annual Report Form 10-K and the Company’s subsequent filings with the SEC.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,

	2023		2022		2023		2022
Sales	$33,641,513	100%	$32,189,623	100%	$110,058,884	100%	$95,094,396	100%
Cost of Sales	24,732,181	74%	25,879,820	80%	80,158,123	73%	75,649,696	80%
Gross Profit	8,909,332	26%	6,309,803	20%	29,900,761	27%	19,444,700	20%

Operating Expenses:
Selling, general and administrative expenses	4,612,364	13%	4,310,125	14%	15,332,161	14%	13,672,173	14%
Operating Income	4,296,968	13%	1,999,678	6%	14,568,600	13%	5,772,527	6%

Other (Income) Expenses:
Interest charges	294,825	1%	331,156	1%	1,030,729	1%	746,237	1%
(Gain) loss on investments	135,522	1%	101,370	0%	17,040	0%	535,439	1%
Other (income) expense	(599)	0%	(195,046)	0%	(345,569)	-1%	(508,108)	-1%
Total Other (Income) and Expenses	429,748	2%	237,480	1%	702,200	0%	773,568	1%
Income before Income Taxes	3,867,220	11%	1,762,198	5%	13,866,400	13%	4,998,959	5%
Income tax expense	1,052,484	3%	507,653	1%	3,808,850	4%	1,507,275	1%
Net income	$2,814,736	8%	$1,254,545	4%	$10,057,550	9%	$3,491,684	4%

Net income per common share
Basic	$0.80		$0.36		$2.87		$1.01
Diluted	$0.80		$0.36		$2.86		$1.01

Weighted average shares outstanding
Basic	3,510,740		3,476,087		3,506,920		3,458,437
Diluted	3,536,697		3,476,087		3,519,672		3,458,437

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended		Nine Months Ended		TTM Ended
	September 30,		September 30,		September 30,

	2023	2022	2023	2022	2023
Net income	$2,814,736	$1,254,545	$10,057,550	$3,491,684	$13,127,270
Addback:
Interest charges	294,825	331,156	1,030,729	746,237	1,422,716
Income tax expense	1,052,484	507,653	3,808,850	1,507,275	3,472,366
Depreciation and amortization	1,132,262	945,022	3,156,558	2,800,279	4,107,084
Non-cash stock-based compensation expense	224,317	19,807	1,153,105	937,921	1,172,912
Amortization of right of use assets	474,978	407,228	1,267,360	1,054,699	1,919,471
Unrealized loss (gain) on investments in equity securities	135,522	101,370	17,040	535,439	341,874
Gain on reversal of contingent liability	-	-	-	-	(750,000)
Non-recurring transaction charges	-	(163,448)	-	41,289	-

EBITDA As Defined	$6,129,124	$3,403,333	$20,491,192	$11,114,823	$24,813,693